Medical Hospitality Group, Inc.

Dealer Manager Agreement

April 23, 2012

ARI Financial Services, Inc.

4745 W. 136th Street Suite 91

Leawood, Kansas 66224

Dear Sirs:

Medical Hospitality Group, Inc., a Maryland corporation (the "Company"), is a corporation that will elect to qualify as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions stated herein, the Company proposes to engage ARI Financial Services, Inc. as its managing dealer (the "Dealer Manager") to solicit offers to buy and obtain purchasers for Shares, as offered by the Prospectus which is part of the Form S-l1 Registration Statement under the Securities Act of 1933 (File No. 333-174533) as filed with the Securities and Exchange Commission. Each Share refers to one share of Common Stock, $.01 par value registered pursuant to the Registration Statement referred to in the preceding sentence. This will confirm our agreement respecting your engagement as the exclusive Dealer Manager to solicit offers to buy and obtain purchasers for the Shares on a "best efforts" basis.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Dealer Manager that:

(a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-l1 (File No. 333-174533), and as a part thereof a preliminary prospectus, both as amended by such amendments thereto as may have been required to the date hereof, with respect to the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Ru1e 424 of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the registration statement, as amended at the time it becomes effective under the Act, and the prospectus filed as a part thereof or mailed for filing pursuant to Rule 424(b) of the Act are hereinafter called the "Registration Statement" and "Prospectus," respectively; except that (A) if the Company files a post-effective amendment to the registration statement, then the term "Registration Statement" shall refer to the registration statement as amended by such post-effective amendment thereto and the term "Prospectus" shall refer to the amended prospectus then on file with the Commission, and (B) if the prospectus, including any sticker supplement thereto not theretofore consolidated into a post-effective amendment, filed by the Company pursuant to either Ru1e 424(b) or ( c) of the rules and regulations of the Commission under the Act (the "Regulations"), shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term "Prospectus" shall refer to the prospectus, including any such sticker supplement, filed pursuant to either Ru1e 424(b) or (c), as the case may be, from and after the date on which it shall have been filed. The Company will not at any time after the Registration Statement initially becomes effective file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which you shall object in writing or which shall be disapproved by your counsel;

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Regu1ations, and did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by you, and relating to you, expressly for use therein;

(c) The Registration Statement and the Prospectus, when effective or filed with the Commission, as the case may be, conformed or will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by you, and relating to you, expressly for use therein;

(d) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement which have not been so filed;

(e) The Company and each of its subsidiaries has been duly incorporated or organized, is validly existing, and if a corporation is in good standing, under the laws of  Maryland, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the respective company;

(f) The Company and each of its subsidiaries possesses all material licenses, permits, authorizations, consents and orders required for the contemplated method of operation of its business as described in the Prospectus;

(g) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued capital stock of the Company has been du1y and validly authorized and issued, is fully paid and nonassessable and conforms to the description of the capital stock of the Company contained in the Prospectus; there are no preemptive or other rights to subscribe for or to purchase any capital stock of the Company; except as described in the Prospectus, there are no warrants or options to purchase any capital stock of the Company; and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any the capital stock of the Company;

(h) The Shares to be issued and sold by the Company pursuant to this Agreement have been du1y and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Shares contained in the Prospectus;

(i) The Company has the corporate power to enter into this Agreement, and the issue and sale of the Shares by the Company and the performance of such Agreement and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is subject, nor will such action resu1t in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company, or any statute or any order, rule or regu1ation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the distribution of the Shares by the Dealer Manager;

(j) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by general principles of equity, and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable laws;

(k) Chapman Hext & Co., P.C. which has certified the financial statements of the Company, constitutes an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(l) The financial statements of the Company, together with related notes, as set forth in the Registration Statement and the Prospectus, present fairly the financial position of the Company at the indicated date;

(m) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has experienced any material adverse change or any development involving a prospective material adverse change in the general affairs, management, financial position, properties or results of operations of the Company, or any of its subsidiaries, otherwise than as set forth in the Prospectus; and neither the Company nor any of its subsidiaries have entered into any material transactions other than as described in the Prospectus; and the capitalization, indebtedness, properties, material liabilities and business of the Company and its subsidiaries conform to the descriptions thereof contained in the Prospectus;

(n) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than as set forth or contemplated in the Prospectus, which, individually or in the aggregate, would have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company or any of its subsidiaries and, to the best of their knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others;

(o) The Company is not and will not be an "investment company," or under the control of an investment company as defined in the Investment Company Act of 1940, as amended;

(p)The Company has entered into an escrow agreement (the "Escrow Agreement") with U.S. Bank National Association, as escrow agent, and the Dealer Manager, in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account into which subscribers' funds will be deposited pursuant to the subscription procedures described in Section 2(e) below; and

(q) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder. The contemplated method of operation of the Company's business as described in the Prospectus will allow the Company to satisfy the operational requirements for qualification as a real estate investment trust under such Sections and such rules and regulations.

2. Offering and Sale of Shares - Closing Dates.

(a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Dealer Manager is hereby appointed the selling agent of the Company during the term herein specified (the "Offering Period") for the purpose of finding subscribers for the Shares for the account and risk of the Company through a public offering. Your agency hereunder, which is subject to the conditions of Section 6 hereof, shall continue as long as Shares are being offered through the Commission filing 333-174533 and any amendments thereto. However, your agency may be terminated by the Company if you cease to be a member in good standing of the FINRA or if you become subject to an order or other action of or by the Securities and Exchange Commission or other securities authority substantially restricting or impairing your ability to offer and sell the Shares under this Agreement, or if there is a material default by you under this Agreement which is not promptly cured. Subject to the performance by the Company of all of its obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, the Dealer Manager hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find subscribers for the Shares at the current public offering price (each subscriber being required to invest at least $2,500). The time for each issuance of and payment for Shares is herein referred to as a "Closing Date."

(b) If less than all the Shares shall have been subscribed and paid for at the initial Closing Date (the "Initial Closing Date"), then, at periodic intervals to be mutually agreed upon by you and the Company during the Offering Period, there shall be subsequent closings for the payment to the Company of the purchase price of additional Shares sold by you ("Subsequent Closing Date(s)") as described in Section 2(c).

(c) Subsequent closing(s) will take place at such time(s), date(s) and place(s) as determined by the Company, with the concurrence of the Dealer Manager. Shares will be issued to subscribers and compensation will be paid to the Dealer Manager at each Closing Date.

(d) As compensation for your services under this Agreement, you will be paid, on each Closing Date, a commission equal to 6.5% of the public offering price for each Share subscribed and paid for at each Closing Date which was sold by you or a Selected Dealer engaged by you. In addition, you will be paid a non-accountable Due Diligence Fee equal to 0.5% of the public offering price for each Share subscribed and paid for at each Closing Date which was sold by you or a Selected Dealer engaged by you. In addition, you will be paid a Dealer Manager Fee, on each Closing Date, equal to (i) 1.5%, with respect to the first $3,000,000 of shares sold, and (ii) 2.026%, with respect to all sales of shares in excess of the first $3,000,000 of shares sold, of the public offering price for each Share subscribed and paid for on the applicable Closing Date which was sold by you or a Selected Dealer engaged by you. It is agreed that the commissions and fees payable to you may in whole or in part be reallowed to Selected Dealers. Additionally, following receipt of evidence of such expenses, you will be reimbursed for gifts, business and entertainment expenses, and training and education expenses of registered representatives participating directly in the retail offering of Shares or supporting the offering through wholesaling activities up to the limits set forth on Schedule 2(d); provided, however, that dealer Manager shall not be reimbursed for any such expenses unless and until Shares with a minimum public offering price of $3,000,000 have been sold; and further provided that notwithstanding the foregoing, the Company shall not pay any reimbursement to Dealer Manager that would, in the reasonable discretion of Company, cause the aggregate amount of all underwriting compensation (as defined in accordance with applicable FINRA rules) to exceed 10.0% of the gross proceeds raised from the sale of the Shares in the Offering.

(e) Subscriptions for Shares may be solicited by certain dealers selected by you (the "Selected Dealers") and sales by Selected Dealers shall be made under a Selected Dealer Agreement in substantially the form attached as Exhibit A, which sets forth the terms and conditions, including compensation, of the other dealers participating. Each such Selected Dealer shall be a member in good standing of the Financial Industry Regulatory Authority ("FINRA"). Subscribers' checks are to be made payable to "U.S. Bank as Escrow Bank for Medical Hospitality Group, Inc." You will comply with the requirements of SEC rule 15c2-4 as described more fully in FINRA Notices To Members 84-64, 87-61 and 84-7; specifically you will transmit all subscription checks received to the Escrow Bank by noon of the next business day following receipt, or if final internal supervisory review is conducted at a different location, by noon of the next business day following receipt of any such subscription agreements and subscription checks by the office conducting the final internal supervisory review, unless they do not conform to the subscription instructions in which case you will return such check directly to such subscriber not later than the next business day following its receipt. You will also transmit to Escrow Bank along with the subscription checks a list of each subscriber from which funds are received, showing the name, address, and taxpayer identification number of such subscriber, the number of Shares subscribed for, the amount paid therefor, the method of payment (check or wire), and an I.R.S. Form W-9 completed and executed by each subscriber. Selected Dealers must conform to the transmittal of funds procedures also as stated in the above-referenced SEC rule and FINRA Notices To Members and as set forth in the Selected Dealer Agreement and the Escrow Agreement.

(f) Neither you, the Company, the Dealer Manager, nor any Selected Dealer participating in the offering of the Shares shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchase of Shares; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Shares shall not be prohibited hereby.

(g) If the offering is terminated without any closing, the Dealer Manager shall not be reimbursed or paid any amounts under this Agreement.

3. Covenants of the Company.

The Company agrees that:

(a) The Company will use its best efforts to cause the Registration Statement to become effective and will notify you immediately and confirm in writing (i) when the Registration Statement and any amendments thereto shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus, in order to make any material statement therein not misleading; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for such purpose; and the Company will make every reasonable effort to prevent the issuance by the Commission or any governmental agency pursuant to the securities laws of any jurisdiction of any stop order and, if such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment;

(b) It will, promptly from time to time take such actions as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request (and as agreed to by the Company) and to comply with such laws so as to permit the continuance of sales of Shares therein in such jurisdictions for so long as may be necessary to complete the distribution of the Shares, provided that in connection therewith neither the Company, Medical Hospitality Capital Markets Group, LLC (the "Advisor") nor the broker shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) The Company will deliver to you, as soon as available, a copy of the Registration Statement as originally filed and each amendment thereto (including exhibits);

(d) The Company will deliver promptly to you, as soon as the Registration Statement becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented), as you may reasonably request; and the Company consents to the use of the Prospectus and any amendments or supplements thereto by you and by any Selected Dealers for the purposes contemplated by the Act and this Agreement;

(e) During the period when the Prospectus is required to be delivered under the Act, the Company will comply, so far as it is able and at the Company's expense, with all requirements imposed upon it by the Act, as now and as hereafter amended, so far as necessary to permit the continuation of sales of the Shares during such period in accordance with the provisions of this Agreement and of the Prospectus;

(f) If any event relating to or affecting the Company shall occur as a result of which it is necessary, in the opinion of your counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, the Company will forthwith prepare and furnish to you, without expense to you, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to your counsel) which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. For the purposes of this subsection, the Company will furnish such information with respect to the Company and any Company properties as you may from time to time reasonably request;

(g) The Company will furnish to its Shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), summary financial information of the Company for such quarter in reasonable detail;

(h) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

(i) The Company, will not, at any time before or after the Registration Statement becomes effective, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which you shall reasonably object in writing or which shall be reasonably disapproved by your counsel promptly after notice thereof; will deliver to you, from time to time, all supplemental sales materials (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Company in connection with the offering of Shares, prior to the use or delivery to third parties of such material, and it will not use or deliver any such material to which you shall object or which shall be disapproved by your counsel; and

(j) Subsequent to the date of this Agreement and through each Closing Date, except as described, contemplated or permitted in the Registration Statement, the Company will not take any action (or refrain from taking any action) that will result in the Company incurring any material liability or obligation, direct or contingent, or enter into any material transaction not in the ordinary course of business, and there will not be any material change in the capital stock, long-term debt, notes payable or short-term borrowings of the Company or any issuance of options, warrants or rights to purchase capital stock of the Company, or any declaration or payment or commitment to payor anticipated payment of any dividend or other distribution on the capital stock of the Company, except as contemplated in the Prospectus, which has resulted in or reasonably could be expected to result in a material adverse change in the business or financial position of the Company, taken as a whole.

4. Expenses. The Company covenants and agrees with you that, except as otherwise agreed by you and the Company, the Company will pay the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to you and the Selected Dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Surveys, all sales material and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) the cost of preparing stock certificates, if any; (iv) the costs or expenses of any depositary, escrow agent, transfer agent or registrar; (v) all travel, lodging and other expenses incurred by the Company for advertising, publicity and selling materials used in connection therewith; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that you will pay all of your own costs and expenses, including the fees of your counsel and any advertising expenses incurred by you in making offers and sales of the Shares. Notwithstanding the foregoing, the Company shall not directly pay, or reimburse any party for, the costs and expenses described in this Section 4 if the payment or reimbursement of such expenses would cause the aggregate of the Company's "organization and offering expenses" as defined by FINRA Rule 2310 (including the Company expenses paid or reimbursed pursuant to this Section 4 and all items of underwriting compensation and due diligence expenses described in Section 2(d)) to exceed 15.0% of the gross proceeds from the sale of the Shares.

5. Covenants of Dealer Manager. Insofar as the distribution of the offering is within your control and not the Company's, you agree that the distribution of the offering will comply with the terms of the Prospectus, the Act, the Securities Exchange Act of 1934 and the securities laws (including applicable suitability standards, if any) of all jurisdictions in which you offer the Shares or whose laws are applicable to your offering of the Shares, and all rules promulgated under such Acts and laws, the provisions of Section III.C of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the "NASAA REIT Guidelines"), and all applicable rules of the FINRA. You agree to provide, from time to time as requested by the Company, written certificates of compliance by you with the terms of this Agreement. Without limitations on the foregoing, all funds paid by investors will be transmitted to the escrow agent no later than noon of the next business day after receipt of such funds by you and the Selected Dealers, and otherwise in accordance with all applicable rules of FINRA. Dealer Manager hereby accepts the engagement and in that connection agrees to:

(a)    Register as independent contractor representatives of ARI persons designated by the Company  (“Representatives”) who pass all required examinations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), that are otherwise qualified and are acceptable to Dealer Manager.  The Representatives or the Dealer Manager will pay all fees and expenses relating to their state and federal securities registration.

(b)   Dealer Manager will maintain its license and the license of all necessary general securities principals with FINRA and all 50 states.

(c)    Distribute all commissions and fees as directed by the Company.

(d)   Provide supervision over the Representatives.

(e)    Review all marketing materials related to offerings sponsored by the Company for compliance with FINRA rules and regulations.

(f)    Review all subscription documents for compliance with all state and federal securities regulations.

(g)    Offer Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to Dealer Manager by the Company and only make offers to persons in the jurisdictions in which it is advised in writing by the Company that the Shares are qualified for sale or that such qualification is not required.

(h)    The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under all of the following: (i) applicable provisions of the Prospectus; (ii) applicable laws of the jurisdiction of which such investor is a resident; (iii) applicable FINRA Conduct Rules; and (iv) the provisions of Section III.C. of the NASAA REIT Guidelines. The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning the investor's age, investment objectives, other investments, financial situation and needs, and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company, (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Primary Shares in the amount proposed, including loss and potential lack of liquidity of such investment, and (iii) an investment in Primary Shares is otherwise suitable for such investor. The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with the Dealer Manager by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. The Dealer Manager agrees to retain such documents and records in the Dealer Manager's records for a period of six years from the date of the applicable sale of Primary Shares, to otherwise comply with the record keeping requirements of the Securities Exchange Act of 1934, including but not limited to, Rules 17a-3 and 17a-4 promulgated thereunder, and to make such documents and records available to (i) the Company upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon the Dealer Manager's receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

6. Conditions to Closing. Your obligations hereunder shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date hereof, and each Closing Date, true and correct, and the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) If required by law, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 1 ( a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) (i) The Company shall not have sustained since the date of the latest audited financial statement included in the Prospectus, any loss or interference with its business, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company as a whole or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operation of the Company otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Closing Date on the terms and in the manner contemplated by the Prospectus;

(c) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State Authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration of a national emergency or war if the effect of any such event specified in this clause in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Closing Date on the terms and in the manner contemplated in the Prospectus; or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment makes it inadvisable to proceed with the sale of the Shares through you; and

(d) If requested by you, the Company shall have furnished or caused to be furnished to you at such Closing Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Closing Date and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless you and each Selected Dealer against any losses, claims, damages or liabilities, joint or several, to which you and such Selected Dealer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto (including any sales literature furnished to you by any of them), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any misrepresentation or breach of warranty or any alleged misrepresentation or breach of warranty set forth in Section I of this Agreement, or arise out of or are based upon the failure of the Company to comply with Sections I or 3 of this Agreement; and will reimburse you and each Selected Dealer for any legal or other expenses reasonably incurred by you and such Selected Dealer in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by you or any Selected Dealer, relating to you or such Selected Dealer, expressly for use therein; and provided further that as to any Preliminary Prospectus, this agreement to indemnify and hold harmless shall not inure to the benefit of you or any Selected Dealer if such person failed to give or send a copy of the Prospectus, as the same may be amended or supplemented, to an investor within the time required by the Act and Regulations, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus or any supplement or amendment thereto.

(b) You and each Selected Dealer will indemnify and hold harmless the Company (which term shall be deemed to include its subsidiaries) against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of a failure by you or a Selected Dealer to comply with any covenants contained in Section 5 of or elsewhere in this Agreement or a Selected Dealer Agreement, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by you or such Selected Dealer relating to you or such Selected Dealer expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim.

( c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counselor any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you or a Selected Dealer on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Company, on the one hand and you or a Selected Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, and damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and you or a Selected Dealer on the other shall be deemed to be in the same proportion as the total proceeds from the offering received by the Company bear to the total compensation received by you or such Selected Dealer. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or you or a Selected Dealer on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section II(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

( e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you and any Selected Dealer within the meaning of the Act; and the obligations of you or any Selected Dealer under this Section 7 shall be in addition to any liability which you and the respective Selected Dealers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, the Advisor and the Broker (including any person who, with his consent, is named in the Registration Statement as proposed to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

8. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and you, as set forth in this Agreement or made by you or on your behalf pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by you or on behalf of you or any controlling person of you or the Company, or any officer or director or controlling person of the Company, and shall survive each Closing Date.

9. Effective Date of This Agreement. This Agreement shall become effective (the "Effective Date") upon the date of your acceptance hereof, as set forth below.

10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to you shall be sufficient in all respects if delivered by hand or sent by registered or certified mail, or by reputable overnight courier service, to you in care of ARI Financial Services, Inc., at 4745 W. 136th Street Suite 91, Leawood, Kansas 66224, Attention: Brian Candler, and if to the Company shall be sufficient in all respects if delivered by hand or sent by registered or certified mail, or by reputable overnight courier service, to the address of the Company as set forth in the Registration Statement, Attention: Billy L. Brown, CEO.

11. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of you and the Company (including its subsidiaries) and to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company (including its subsidiaries) and each person who controls the Company (including its subsidiaries) or you, and their respective heirs, executors, administrators, and successors under or by virtue of this agreement.

12. Governing Law. This Agreement shall be construed in accordance with the laws of the Kansas without regard to its conflicts of law rules.

13. Counterparts. This Agreement may be executed by anyone or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among you and the Company.

Very truly yours,

/s/ Billy L. Brown

By:

Billy L. Brown

Chief Executive Officer

Accepted as of the 23rd day of April, 2012

ARI FINANCIAL SERVICES, INC.,

AS MANAGING DEALER

/s/ W. Brian Candler

By:

W. Brian Candler

Title: President

Exhibit A
Select Dealer Agreement

Schedule 2(d)

Pursuant to Section 2(d) of the Dealer Manager Agreement, Dealer will be entitled to receive reimbursement for certain expenses, as follows:

RETAILING

With respect to Dealer's involvement in retail sales, the Company will pay or reimburse the following non-cash compensation amounts:

i. Costs for gifts in compliance with FINRA Rule 2310(c)(2)(A) up to a maximum total of $15,000.

ii. Costs for business and entertainment expenses in compliance with FINRA Rule 2310(c)(2)(B) up to a maximum total of $15,000.

iii. Costs for training and education expenses in compliance with FINRA Rule 2310(c)(2)(C) up to a maximum total of $15,000.

WHOLESALING:

With respect to Dealer's involvement in wholesaling, the Company will pay or reimburse the following non-cash compensation amounts:

i. Costs for business and entertainment expenses in compliance with FINRA Rule 2310(c)(2)(B) up to a maximum total of $15,000.

ii. Costs for training and education expenses in compliance with FINRA Rule 2310(c)(2)(C) up to a maximum total of $30,000.